EXHIBIT 3.7(a)

CERTIFICATE OF INCORPORATION

OF A PRIVATE LIMITED COMPANY

Company No.    5972504

The Registrar of Companies for England and Wales hereby certifies that

PRECIS (2656) LIMITED

is this day incorporated under the Companies Act 1985 as a private company and that the company is limited.

Given at Companies House, Cardiff, the 19th October 2006

The above information was communicated in non-legible form and authenticated by the

Registrar of Companies under section 710A of the Companies Act 1985.

CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

Company No.    5972504

The Registrar of Companies for England and Wales hereby certifies that

PRECIS (2656) LIMITED

having by special resolution changed its name, is now incorporated under the name of

CB/TCC GLOBAL HOLDINGS LIMITED

Given at Companies House, London, the 14th December 2006